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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):
                  June 16, 1997 (May 15, 1997)

                    TIAA REAL ESTATE ACCOUNT
     (Exact name of registrant as specified in its charter)


New York                 33-92990,           Not Applicable
(State or other        333-13477 and         (IRS Employer
Jurisdiction of          333-22809           Identification No.)
incorporation)      (Commission File Nos.)

     c/o Teachers Insurance and Annuity
     Association of America
     730 Third Avenue
     New York, New York                           10017-3206
     (Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code (212) 490-9000

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ITEM 5.  OTHER EVENTS.

     The TIAA Real Estate Account (the "Account") has recently acquired several additional properties for its portfolio. With these purchases, as of June 12, 1997, approximately 75% of the Account's net assets are invested in real estate and real estate-related investments (including REITs). The properties are described below.

Rolling Meadows Shopping Center -- Rolling Meadows, Illinois
------------------------------------------------------------

     On May 28, 1997, the Account purchased the fee interest in Rolling Meadows Shopping Center, a 131,070 square foot neighborhood shopping center located in Rolling Meadows, Illinois for a purchase price of approximately $12.5 million. The property is not subject to a mortgage.

     The center, built in 1957 and renovated in 1991 and 1995 is located on approximately 15.7 acres with space for 768 cars. It is currently 93% occupied, and is anchored by a 62,230 square foot Jewel/Osco supermarket. Rents average $10.06 per square foot. Although the terms vary under each lease, most of the expenses for operating the property are either borne or reimbursed by the tenants. The Jewel/Osco lease expires in the year 2010.

     The center is located in Rolling Meadows, Illinois, a suburb approximately 25 miles northwest of downtown Chicago.

Eastgate Distribution Center - San Diego, California
-----------------------------------------------------

     On May 29, 1997, the Account purchased the fee interest in a single story warehouse distribution property located in San Diego, California for a purchase price of approximately $11.9 million. Rents on the building, which totals approximately 200,000 rentable square feet, average $5.29 per square foot. Operating expenses for the property are borne by the tenants. The building is not subject to a mortgage.

     The building, built in 1996, is on approximately 10.5 acres of land with space for 225 cars. Federal Express Corporation and Roadway Package System lease 100% of the building under leases which expire in 2001 and 2003, respectively.

     The building is located approximately 21 miles northwest of downtown San Diego, and approximately 1/2 mile west of Interstate
85. The population of the San Diego metropolitan area has grown steadily during the last five years and is expected to continue to expand into the near future.
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Saks National Distribution Facility -- Aberdeen, Maryland
---------------------------------------------------------

     On May 15, 1997, the Account purchased the fee interest in a single story warehouse distribution property located in Aberdeen, Maryland for a purchase price of approximately $27.0 million. Rent on the property, which totals approximately 470,707 rentable square feet, averages $6.51 per square foot over the initial lease term. Operating expenses for the property are borne by the tenant. The building is not subject to a mortgage.

     The building, which was recently completed, is on approximately 46 acres of land with space for 415 cars. Saks &
Company leases 100% of the building with an initial term of fifteen years.

     The building is located approximately 28 miles northeast of downtown Baltimore and 2.5 miles east of Interstate 95. The
Baltimore/Washington area is a prominent industrial distribution hub with immediate access to several major highways.

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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         TIAA REAL ESTATE ACCOUNT

                         By:  TEACHERS INSURANCE AND ANNUITY
                              ASSOCIATION OF AMERICA

Date: June 16, 1997           By:  /s/ Lisa Snow
                              --------------------------------
                              Lisa Snow, Vice President
                              and Chief Counsel, Corporate Law
                              (Authorized Signatory)